United Realty Trust Incorporated 10-Q

Exhibit 10.20

Side Letter

Gentlemen:

Reference is made to that certain mezzanine loan issued by of FRS CARNEGIE PLAZA, L.L.C., a New Jersey limited liability company (“FRS”) to 7 CARNEGIE PLAZA MEZZ, a Delaware limited liability company (“7 Carnegie”) in the amount of One Million Eight Hundred Thousand and No/100 Dollars ($1,800,000.00) (the “Loan”). The Loan is evidenced by a pledge and security agreement by and between FRS and 7 Carnegie (the “Pledge”) and a promissory note given by 7 Carnegie in favor of FRS in the amount of One Million Eight Hundred Thousand and No/100 Dollars ($1,800,000.00) (the “Note”).

1.	If 7 Carnegie fails to pay the Obligations in full on or before February 28, 2015, FRS shall continue to abide by the terms of that certain intercreditor agreement by and between FRS and UBS Real Estate Securities, Inc. (the “Intercreditor”) in which case it shall receive all Excess Cash Flow (as defined in that certain Loan Agreement by and between 7 Carnegie and UBS Real Estate Securities, Inc) until such time as the Note shall be fully repaid. Simultaneously, W.A. Lloyd, LLC, an affiliate of 7 Carnegie shall contribute, as additional collateral for the Loan, that certain unencumbered vacant land of approximately twelve (12) acres located on Route 9W in the town of Lloyd, New York, north of the intersection with Red Top Road.

2.	Upon closing of the Loan, 7 Carnegie shall pay a one-time loan origination fee to FRS in the amount of Thirty Six Thousand Dollars ($36,000).

3.	All terms used in this Agreement that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Pledge.

4.	Other than as expressly amended herein, all other terms of the Pledge and Note shall remain in full force and effect.

5.	To the extent that there is any conflict between the terms of this Side Letter and the terms of the Note and Pledge, the terms of this latter shall control.

6.	This Side Letter may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signatures to follow]

Side Letter (Fox)

Date:	December 16, 2014

FRS CARNEGIE PLAZA, L.L.C.

By:	/s/ Tim Fox
Tim Fox, Manager

7 CARNEGIE PLAZA MEZZ, LLC

By:	/s/ Jacob Frydman
Jacob Frydman, Authorized Signatory

W.A. LLOYD, LLC

By:	/s/ Jacob Frydman
Jacob Frydman, Authorized Signatory

 Side Letter (Fox)